Exhibit 10.8
AMENDMENT NO. 2 TO CREDIT AGREEMENT
AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of April 25, 2014 (this “Amendment No. 2”), is by and among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement defined below (in such capacity, “Administrative Agent”), Regions Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA, in their capacity as co-documentation agents for the Lenders (in such capacity, “Co-Documentation Agents”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Perfumania Holdings, Inc., a Florida corporation (sometimes referred to herein as the “Parent” or “Lead Borrower”), Quality King Fragrance, Inc., a Delaware corporation (“QKF”), Scents of Worth, Inc., a Florida corporation (“SOW”), Five Star Fragrance Company, Inc., a New York corporation (“Five Star”), Northern Group, Inc., a New York corporation (“Northern”), Perfumania, Inc., a Florida corporation (“Perfumania”), Magnifique Parfumes and Cosmetics, Inc., a Florida corporation (“Magnifique”), Ten Kesef II, Inc., a Florida corporation (“Ten Kesef”), Perfumania Puerto Rico, Inc., a Puerto Rico corporation (“Perfumania PR”), Perfumania.com, Inc., a Florida corporation (“Perfumania.com”), Parlux Fragrances, LLC, a New York corporation (“Parlux”) and Parlux Ltd., a New York corporation (“Parlux Ltd., and together with Parent, QKF, SOW, Five Star, Northern, Perfumania, Magnifique, Ten Kesef, Perfumania PR, Perfumania.com and Parlux, each a “Borrower” and collectively, the “Borrowers”), Aladdin Fragrances, Inc., a New York corporation (“Aladdin”), Niche Marketing Group, Inc., a New York corporation (“Niche”) and Model Reorg Acquisition, LLC, a Delaware limited liability company (“Model”, and together with Aladdin and Niche, each a “Guarantor” and collectively, the “Guarantors”).
W I T N E S S E T H :
WHEREAS, Administrative Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated January 7, 2011, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Credit Agreement, dated as of December 23, 2011(as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”);
WHEREAS, Borrowers have requested that Administrative Agent and Lenders amend and extend the financing arrangements evidenced by the Loan Documents which Agent and Lenders are willing to do subject to the terms and provisions hereof;
WHEREAS, by this Amendment No. 2, Administrative Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments and consents;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
(a)    Additional Definitions. As used herein or in the Credit Agreement or any of the other Loan Documents, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

(i)    “Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated as of April 25, 2014 by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(ii)    “Amendment No. 2 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 2 set forth in Section 5 of Amendment No. 2 shall have been satisfied or shall have been waived by the Administrative Agent.
(iii)    “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
(iv)     “Excluded Swap Obligation” means, with respect to any Borrower or Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the joint and several obligations of such Borrower hereunder or the Guarantee of such Guarantor, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s or Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability of such Borrower or the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such joint and several obligation or Guarantee or security interest is or becomes illegal.
(v)    “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Borrower and Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(vi)    “Swap Obligation” means, with respect to any Borrower or Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
(b)    Amendments to Definitions.
(i)    The definition of “Accelerated Borrowing Base Event” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the references to “twenty-five percent (25%)” in such definition and replacing each of them with references to “seventeen and one-half percent (17.5%)”.
(ii)    The definition of “Applicable Commitment Fee Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Applicable Commitment Fee Percentage’ means .375%.”
(iii)    The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Applicable Margin’ means:
(a) from and after the Amendment No. 2 Effective Date until the Adjustment Date for the fiscal quarter ending August 2, 2014 (the “August 2014

Adjustment Date”), the percentages set forth in Level II of the pricing grid below; and
(b) on each Adjustment Date occurring after the August 2014 Adjustment Date, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, that, notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided further that if any financial statements used in the calculation of Average Daily Availability or any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such financial statements or any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin	Letter of Credit Fee
I	Equal to or greater than $50,000,000	2.00%	1.00%	2.00%
II	Less than $50,000,000 but greater than or equal to $25,000,000	2.25%	1.25%	2.25%
III	Less than $25,000,000	2.50%	1.50%	2.50%”

(iv)    The definition of “Fee Letter” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Fee Letter’ means the Amended and Restated Fee Letter, dated as of the Amendment No. 2 Effective Date, between the Lead Borrower and the Administrative Agent, as the same may be amended, supplemented, modified, amended and restated, or replaced from time to time by the parties thereto.”
(v)    The definition of “Letter of Credit Sublimit” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to $25,000,000 in the first sentence of such definition and replacing it with “$20,000,000.”
(vi)    The definition of “LIBO Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘LIBO Rate’ means, with respect to each Interest Period, the rate for U.S. Dollar deposits with a 1-month maturity, which appears on the

Reuters Screen LIBOR01 page as of 11:00 a.m., London time, on the second London Business Day preceding the first day of such Interest Period (or if such rate does not appear on the Reuters Screen LIBOR01 Page, then the rate as determined by Agent from another recognized source or interbank quotation). For purposes of this definition: “London Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and “Reuters Screen LIBOR01 Page” means the display page LIBOR01 on the Reuters service or any successor display page, other published source, information vendor or provider that has been designated by the sponsor of Reuters Screen LIBOR01 page.”
(vii)    The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Maturity Date’ means April 25, 2019.”
(viii)     The definition of “Obligations” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following language to the definition, after clause (b) thereof:
“; provided, that, notwithstanding anything contained in the foregoing or in any of the other Loan Documents to the contrary, the Obligations shall exclude any Excluded Swap Obligation. The definitions of “Obligations” and “Guaranteed Obligations” as used or defined in any other Loan Document, including the Facility Guarantee are deemed to exclude any Excluded Swap Obligation, notwithstanding anything contained in such other Loan Documents to the contrary.”
(c)    Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 2.
2.    Additional Amendments to the Credit Agreement.
(a)    Aggregate Commitments. As of the Amendment No. 2 Effective Date, the Aggregate Commitments equal $175,000,000 and Schedule 2.01 to the Credit Agreement is hereby deleted and replaced by Schedule 2.01 to Amendment No. 2.
(b)    Frequency of Field Examinations. Section 6.10(b) of the Credit Agreement is hereby amended by deleting the third sentence of such Section and replacing it with the following sentence:
“Without limiting the foregoing, the Loan Parties acknowledge that the Administrative Agent shall undertake two (2) field examinations each Fiscal Year at the Loan Parties’ expense; provided, that, if Availability is less than the amount equal to twenty-five percent (25%) of the Loan Cap at any time during a Fiscal Year, the Administrative Agent shall undertake three (3) field examinations in each such Fiscal Year at the Loan Parties’ expense.”
(c)    Frequency of Appraisals. Section 6.10(c) of the Credit Agreement is hereby amended by deleting the third sentence of such Section and replacing it with the following sentence:

“Without limiting the foregoing, the Loan Parties acknowledge that the Administrative Agent shall undertake two (2) appraisals each Fiscal Year at the Loan Parties’ expense; provided, that, if Availability is less than the amount equal to twenty-five percent (25%) of the Loan Cap at any time during a Fiscal Year, the Administrative Agent shall undertake three (3) appraisals in each such Fiscal Year at the Loan Parties’ expense.”
(d)    ECP Guarantor Keepwell. Section 6 of the Credit Agreement is hereby amended by adding new Sections 6.21 as follows:
“6.21     ECP Guarantor Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Borrower and Guarantor to guarantee and otherwise honor all Obligations in respect of Swap Obligations; provided, that, each Qualified ECP Guarantor shall only be liable under this Section 6.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.21, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 6.21 shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 6.21 constitute, and this Section 6.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
3.    Conditions Subsequent. By no later than thirty (30) days after the date of this Amendment No. 2 (which date can be extended by Agent in its sole discretion), Borrowers and Guarantors shall deliver to Agent evidence, in form and substance satisfactory to Agent, that the stated maturity date of each of the QKD Note and the Nussdorf Sibling Notes has been extended to a date that is not earlier than three (3) months after the Maturity Date.
4.    Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
(a)    no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 2 or after giving effect hereto;
(b)    the execution, delivery and performance by each Loan Party of this Amendment No. 2 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 2, the “Amendment Documents”) to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (C) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (D) violate any Law;

(c)    this Amendment No. 2 has been, and each other Amendment Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Amendment No. 2 constitutes, and each other Amendment Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(d)    all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof; provided, that, (i) to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates with such effect.
5.    Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative Agent:
(a)    Administrative Agent shall have received counterparts of (i) this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders, and (ii) the Amended and Restated Fee Letter, duly authorized, executed and delivered by the Lead Borrower;
(b)        Administrative Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 2, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Administrative Agent;
(c)    All fees due and payable as set forth in the Amended and Restated Fee Letter shall have been received by Administrative Agent and paid to the Lenders in accordance with the agreements among them; and
(d)    No Default or Event of Default shall have occurred and be continuing.
6.    Effect of Amendment No. 2. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control. The Credit Agreement and this Amendment No. 2 shall be read and construed as one agreement.
7.    Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law but otherwise without regard to the conflict of law principles thereof).
8.    Jury Trial Waiver. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 2 OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 2 BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.    Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
10.    Waiver, Modification, Etc. No provision or term of this Amendment No. 2 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
11.    Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 2.
12.    Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
13.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.
14.    Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.
BORROWERS:

PERFUMANIA HOLDINGS, INC.
PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
TEN KESEF II, INC.
PERFUMANIA PUERTO RICO, INC.
QUALITY KING FRAGRANCE, INC.
SCENTS OF WORTH, INC.
FIVE STAR FRAGRANCE COMPANY, INC.
NORTHERN GROUP, INC.
PERFUMANIA.COM, INC.
PARLUX FRAGRANCES, LLC
PARLUX LTD.

By: /S/ Michael W. Katz
Michael W. Katz
President and Chief Executive Officer

GUARANTORS:

ALADDIN FRAGRANCES, INC.
NICHE MARKETING GROUP, INC.

By: /S/ Michael W. Katz
Michael W. Katz
President and Chief Executive Officer

MODEL REORG ACQUISITION, LLC

By PERFUMANIA HOLDINGS, INC.
as sole member

By: /S/ Michael W. Katz
Michael W. Katz
President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, Collateral
Agent, Swing Line Lender and a Lender

By: /S/ Lauren Murphy
Name: Lauren Murphy
Title: Assistant Vice President

REGIONS BANK

By: /S/ Louis Alexander
Name: Louis Alexander
Title: Attorney in Fact

GENERAL ELECTRIC CAPITAL
CORPORATION

By: /S/ Nicole Cipriani
Name: Nicole Cipriani
Title: Duly Authorized Signatory

BANK LEUMI USA

By: /S/ Alex Kozlowsky
Name: Alex Kozlowsky
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By: /S/ Paul Weybrecht
Name: Paul Weybrecht
Title: Vice President

TD BANK, N.A.

By: /S/ Stephen H. Caffrey
Name: Stephen H. Caffrey
Title: Vice President

RBS BUSINESS CAPITAL, a Division of RBS Asset
Finance, Inc., a Subsidiary of RBS Citizens, NA

By: /S/ Kenneth Wales
Name: Kenneth Wales
Title: Vice President

Schedule 2.01
To
Amendment No. 2

Commitments and Applicable Percentages

COMMITMENT SCHEDULE
Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	69,500,000	39.714%
The Huntington National Bank	25,000,000	14.286%
RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA	19,250,000	11.000%
General Electric Capital Corporation	19,250,000	11.000%
Regions Bank	18,500,000	10.571%
TD Bank, N.A.	14,500,000	8.286%
Bank Leumi USA	9,000,000	5.143%
Total	175,000,000	100%